Exhibit 10.16

SHARE PURCHASE AGREEMENT

THE SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of May 30, 2016 by and among:

1.	Jakroo Inc., a company duly incorporated and validly existing under the laws of the State of Nevada, U.S.A (the “Company”);

2.	Kustellar LLC, a company duly incorporated and validly existing under the laws of the State of California, U.S.A., which is owned by Weidong Du and Wei Tan; Custom Apparel Limited, a company duly incorporated and validly existing under the laws of the British Virgin Islands, which is owned by Guichun Liu, Wen Li and Hao Wang (collectively, the “Holding Companies” and, individually, the “Holding Company”);

3.	Weidong Du, Wei Tan, Guichun Liu and Wen Li, Hao Wang each of whom is a citizen of the PRC (collectively, the “Founders” and, individually, a “Founder”);

4.	Rider Sportsfashion Limited, a company duly incorporated and validly existing under the laws of the PRC (the “Domestic Enterprise”); and

5.	London Financial Group Ltd., a company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Subscriber”).

6.	The Company, the Holding Companies and the Domestic Enterprise hereinafter shall be referred to collectively as the “Group Companies” and, individually, as a “Group Company.”

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RECITALS

A.       The Domestic Enterprise is a limited liability company established on March 7, 2003 under the laws of the PRC. Weidong Du, Wei Tan, Guichun Liu, Wen Li and Hao Wang collectively own 100% of the equity interests of the Domestic Enterprise as of the date of this Agreement;

B.       The group companies are in the process of completing the following restructuring: (i) the Founders have applied for the approvals and registration required by the State Administration of Foreign Exchange (the “SAFE”) under the Notice of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration of the Overseas Investment and Financing and the Round-tripping Investment Made by Domestic Residents through Special-Purpose Companies (the “SAFE Circular 37”); (ii) the Company intends to establish a wholly foreign owned enterprise (“WFOE”), taking on the consulting service with regard to the manufacture and sale of sporting clothing and equipment, including cycling-related apparel (hereinafter referred to as the “Principal Business”); and (iii) the Domestic Enterprise intends to sign an exclusive technological consulting service agreement and a series of related agreements with the WFOE. The Documents in the aforementioned restructuring process shall be referred to herein as “Restructuring Documents.”

C.       The Subscriber desires to invest into the Company with an aggregate investment amount of US$240,000 (the “Aggregate Investment Amount”) for the subscription of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price of US$1.2124 per share; and

D.       The Company desires to issue and sell to the Subscriber, and the Subscriber desires to purchase from the Company, an aggregate of 197,960 shares of Common Stock of the Company, on the terms and conditions set forth in this Agreement. The shareholding structures of the Company before the Closing and after the Closing shall be as set forth in the Capitalization Table attached as Schedule I hereto.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AGREEMENT TO PURCHASE AND SELL SHARES

1.1       Total Investment. As of the Closing, the Subscriber shall, directly or through its affiliate, invest an aggregate of US$240,000 in the Company for the subscription of 197,960 shares of Common Stock in accordance with the terms and conditions hereof.

1.2       Authorization. As of the Closing, the Company shall have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 197,960 shares of Common Stock, which shall have been duly adopted by the Company as of the Closing.

1.3       Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Subscriber, and the Subscriber hereby agrees to purchase from the Company, on the Closing Date (as defined in Section 2.1) a total of 197,960 shares of Common Stock at a price of US$1.2124 per share, amounting to an aggregate purchase price of US$240,000 (the “Purchase Price”).

The shares of Common Stock to be purchased by and sold to the Subscriber pursuant to this Agreement will be collectively hereinafter referred to as the “Purchased Shares.”

1.4       Payment of Purchase Price. Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid by the Subscriber by wire transfer of immediately available funds in US dollars to a bank account designated by the Company within forty-five (45) business days following the execution of this Agreement, provided that wire transfer instructions are delivered to the Subscriber at least five (5) business day prior to the Closing.

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2.	CLOSINGS; DELIVERY

2.1       Closing. Subject to the fulfillment of the conditions to closing as set forth in Section 6, the purchase and sale of the Purchased Shares (the “Closing”) shall be held in Beijing, or at such other place as the Subscriber and the Company may mutually agree, on a date no later than five (5) business days after the satisfaction or waiver of all of the conditions precedent set forth in Section 6 (such date being designated the “Closing Date”). The Closing may be conducted by remote electronic delivery of Closing documentation.

2.2       Delivery. At the Closing, (i) the Company will deliver to the Subscriber all items the delivery of which is made an express closing condition pursuant to Section 6 of this Agreement and a certificate representing the Purchased Shares that the Subscriber is purchasing pursuant to Section 1.3; and (ii) the Subscriber will deliver to the Company all items the delivery of which is made an express closing condition pursuant to Section 7, including, without limitation, the Purchase Price thereof pursuant to Section 1.3. Subscriber understands that Subscriber may sell or otherwise transfer the Shares only if registered under the United States Securities Act of 1933 (the “Securities Act”) or if exemptions from such registration provisions are available in the sole opinion of the Company. Any certificates or other documents representing the Purchased Shares will contain a restrictive legend reflecting this restriction.

3.	REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES AND THE FOUNDERS

Each of the Group Companies and the Founders (collectively the “Warrantors”), jointly and severally, hereby represent and warrant to the Subscriber, as of the date hereof and the Closing Date hereunder (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such time period), as follows.

3.1       Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing under the laws of the place of its incorporation and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreements contemplated hereunder to which it is a party. Each Group Company is qualified to do business and is in good standing in each jurisdiction and there has been no material adverse effect on the condition (financial or otherwise), assets relating to, or results of operation of business (as presently conducted and proposed to be conducted) of any Group Company (a “Material Adverse Effect”).

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3.2       Capitalization. On Schedule I, attached hereto, the Company has detailed the following:

(a) Current Equity StrucBture of the Company. (i) a complete list of all outstanding shareholders of the Company as of the date of this Agreement, indicating the type and number of shares held by each shareholder, and (ii) a list of all Common Stock or other securities of the Company (including preferred stock, options and warrants) reserved for issuance before the date hereof; and

(b) Post Closing Capitalization. (i) a complete list of all outstanding shareholders of the Company immediately after the Closing, indicating the type and number of shares held by each shareholder, and (ii) a list of all Common Stock or other securities of the Company reserved for issuance after the Closing, which disclosure is set forth in Schedule I.

3.3       Due Authorization. All corporate action on the part of the Holding Companies, the Company, the Domestic Enterprise and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement and the performance of all obligations thereunder by the Holding Companies, the Company and the Domestic Enterprise, respectively and (ii) the authorization and issuance of all of the Purchased Shares being sold under this Agreement has been taken or will be taken prior to the Closing.

3.4       Valid Issuance of Purchased Shares.

(a)       The Purchased Shares will be duly authorized and validly issued, fully paid, non-assessable and free of any liens, pledges, claims, charges, encumbrances or any other third party rights.

(b)       The outstanding shares of Common Stock of the Company are duly and validly issued, fully paid and non-assessable, and all outstanding shares, options, warrants and other securities of the Company have been issued in full compliance with the requirements of all applicable securities laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the Securities Act, or in compliance with applicable exemptions therein, and all other provisions of applicable securities laws and regulations, including, without limitation, anti-fraud provisions.

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3.5       Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (each an “Action”) pending or currently threatened against any of the Group Companies, any Group Company's activities, properties or assets or against any officer, director or employee of each Group Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Group Company, or otherwise. To the best knowledge of the Warrantors, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any Material Adverse Effect on the business, properties, assets, financial condition, affairs or prospects of any Group Company. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or, to the best knowledge of the Warrantors, threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. No Group Company is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any Group Company currently pending or which it intends to initiate.

3.6       Compliance with Laws. None of the Group Companies has knowingly conducted any activity in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any agency thereof in respect to the conduct of its business or the ownership of its properties.

3.7       Tax Matters. The provisions for taxes in the respective Financial Statements are sufficient for the payment of all accrued and unpaid applicable taxes of the covered applicable Group Company, whether or not assessed or disputed as of the date of each such balance sheet. Each Group Company has duly filed all tax returns required to have been filed by it and paid all taxes shown to be due on such returns. Each Group Company is not subject to any waivers of applicable statutes of limitations with respect to taxes for any year.

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3.8       Environmental and Safety Laws. None of the Group Companies is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.9       Employee Matters. Each of the Group Companies has complied in all material respects with all applicable employment and labor laws of the jurisdiction of its incorporation. None of the Group Companies is aware that any of its officers or key employees upon which its business depends (the “Key Employees”) intends to terminate their employment with such Group Company, nor does any Group Company have a present intention to terminate the employment of any officer or Key Employee. Each employee, officer, director and consultant of the Group Companies has duly executed an employment contract with the relevant Group Company and neither the Group Companies nor any Founder is aware, after reasonable investigation, that any such employees, officers, directors or consultants are in violation thereof.

3.10       Minute Books. The minute books of each Group Company which have been made available to the Subscriber contain a complete summary of all meetings and actions taken by directors and shareholders or owners of such Group Company since its time of formation, and reflect all transactions referred to in such minutes accurately in all material respects.

3.11       Representations and Warranties Relating to the Founders

(a) There is no action, suit, proceeding, claim, arbitration or investigation pending against any of the Founders in connection with their involvement with any of the Group Companies. No Founder is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no action, suit, proceeding, claim, arbitration or investigation which a Founder intends to initiate in connection with his or her involvement with any of the Group Companies.

(b) Each of the Founders has all requisite power, authority and capacity to enter into the Agreement and to perform his or her obligations thereunder.

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4.	REPRESENTATIONS AND WARRANTIES OF THE Subscriber

The Subscriber hereby represents and warrants to the Warrantors as follows:

4.1       Organization. The Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized, and has the requisite legal, corporate or partnership power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2       Authorization. The Subscriber has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Subscriber. This Agreement, when executed and delivered by the Subscriber, will constitute valid and legally binding obligations of the Subscriber, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

4.3       Sufficient Funds. The Subscriber will make available sufficient funds in cash to enable it to purchase the Purchased Shares on the terms and conditions contemplated herein.

4.4       No Understandings on Distribution. Subscriber is acquiring the Purchased Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Purchased Shares.

4.5       Experience. Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. Subscriber understands and acknowledges that an investment in the Purchased Shares is subject to significant risks and is able to bear the economic risk of an investment in the Purchased Shares and is able to afford a complete loss of such investment.

4.6       No Company Advice. Subscriber understands that nothing in this Agreement or any other materials presented to Subscriber in connection with the purchase and sale of the Purchased Shares constitutes legal, tax or investment advice by the Company or any individual or entity acting on behalf of the Company. Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.

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4.7       Accredited Investor. Subscriber is an “accredited investor” as that term is defined under Regulation D promulgated under the Securities Act.

5.	COVENANTS OF THE GROUP COMPANIES AND THE FOUNDERS AFTER THE CLOSING.

Each of the Group Companies and the Founders covenants to the Subscriber as follows:

5.1       Business of the Domestic Enterprise. The business of the Domestic Enterprise shall be restricted to the Principal Business, unless otherwise approved by the board of directors of the Company.

5.2       Use of Proceeds from the Sale of Purchased Shares. The Aggregate Investment Amount, including the proceeds from the sale of the Purchased Shares hereof, shall be used for business development and working capital of the Company and its subsidiaries, including the Domestic Enterprise.

5.3       Operation of Principal Business. The Domestic Enterprise undertakes to, and the Founders and the Company shall covenant the Domestic Enterprise to, operate the Principal Business to the extent permitted by PRC laws. The Domestic Enterprise undertakes that, and the Founders and the Company shall covenant that, (i) the Domestic Enterprise shall obtain all licenses, permits, qualifications and other Governmental Authorizations as required for the Principal Business or other business currently conducted by it in accordance with applicable PRC laws, and (ii) the Domestic Enterprise shall obtain any asset and intellectual property, recruit employees, and enter into business agreements, which, upon the decisions of the board of directors of the Company, are deemed to be necessary and appropriate for the daily operation of the Domestic Enterprise.

5.4       Indemnity. Each of the Group Companies and their Founders (each, an “Indemnitor”) hereby, jointly and severally, indemnify and hold harmless the Subscriber and the directors, officers, employees, affiliates, agents and assigns of the Subscriber (each, an “Indemnitee”) against any and all Indemnifiable Loss incurred by such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in, breach of, or nonperformance of any of the representations, warranties, covenants or agreements made by the Group Companies and the Founders in or pursuant to this Agreement. For purposes of this Section, “Indemnifiable Loss” means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

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5.5       Compliance by Group Companies. Each of the Group Companies shall, at its own expense, fully comply with all applicable laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent government authorities with respect to its conduct of business on a continuing basis.

If, at any time before the Closing, any of the Company, the Domestic Enterprise, or any Founder comes to know of any material fact or event which: (a) is in any way materially inconsistent with any of the representations and warranties given by the Group Companies and the Founders, and/or (b) suggests that any material fact warranted may not be as warranted or may be materially misleading, and/or (c) might affect the willingness of a prudent Subscriber to purchase the Purchased Shares or the amount of consideration which the Subscriber would be prepared to pay for the Purchased Shares, the Company, the Domestic Enterprise, or any Founder shall give immediate written notice thereof to the Subscriber in which event the Subscriber may within fourteen (14) business days of receiving such notice terminate this Agreement by written notice without any penalty whatsoever and without prejudice to any rights that the Subscriber may have under this Agreement or applicable law.

6.	CONDITIONS TO THE SUBSCRIBER’S OBLIGATIONS AT THE CLOSING.

The obligation of the Subscriber to purchase and pay for the Purchased Shares at the Closing is subject to the fulfillment, to the satisfaction of the Subscriber on or prior to the Closing, or the waiver by the Subscriber, of the following conditions:

6.1       Representations and Warranties True and Correct. The representations and warranties made by the Warrantors in Section 3 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such time period), subject to changes contemplated by this Agreement.

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6.2       Performance of Obligations. Each of the Group Companies and the Founders shall have performed and complied with this Agreement, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3       Proceedings and Documents. All the approvals, registrations and filings necessary in connection with the transactions contemplated hereby have been completed. The Company shall have provided to the Subscriber the originals or certified copies of the shareholders’ resolutions and the board resolutions of the Company to approve, among other things, (A) the issuance of the Purchased Shares to the Subscriber; (B) the entry of the Subscriber in the Company's register of stockholders as the registered holder of the Purchased Shares, and (C) the execution by the Company of this Agreement.

6.4       Approvals, Consents and Waivers. Each Group Company shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement.

6.5       Compliance Certificate. The Company and the Founders shall have delivered to the Subscriber a certificate, dated the date of the Closing, signed by the chief executive officer of the Company and each Founder certifying that the conditions specified in this Sections 6 have been fulfilled and stating that there shall have been no Material Adverse Effect on the business, affairs, prospects, operations, properties, assets or condition of the Company.

6.6       Employment Agreement. Each of the Founders and each of the senior managers and the Key Employees of the Group Companies shall have entered into an Employment Agreement with a Group Company.

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6.7       Confidentiality Agreement with the Company. Each Key Employee shall have entered into a Confidentiality Agreement with a Group Company.

6.8       No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of this Agreement and no change or revision to the current laws or regulations of the PRC that would result in such Material Adverse Effect.

6.9       Bank Account. The Company shall maintain a bank account to hold the proceeds from the investment by the Subscriber and the funds from operations.

7.	CONDITIONS TO COMPANY’ OBLIGATIONS AT THE CLOSING

The obligations of the Company under this Agreement with respect to the issuance of the Purchased Shares are subject to the fulfillment at or before the Closing of the following conditions by the Subscriber:

7.1       Representations and Warranties. The representations and warranties of the Subscriber contained in Section 4 hereof shall be true and correct as of the Closing.

7.2       Payment of Purchase Price. The Subscriber shall have delivered to the Company the Purchase Price in accordance with Section 1.3.

8.	SHARE REPURCHASE

Upon one (1) year following the Company’s filing of a registration statement on Form S-1 (the “Form S-1”) with the Securities and Exchange Commission (the “SEC”), in the event that the company fails to have its shares of Common Stock listed or quoted for trading on the OTCQB Market or OTCQX Market operated by OTC Markets Group, Inc., the Subscriber is entitled, through written notice, to require the company to repurchase the shares and return to the Subscriber the Aggregate Investment Amount. The company shall repurchase the Purchased Shares and wire transfer the Aggregate Investment Amount to the Subscriber’s designated bank account within seven (7) working days upon receiving such notice.

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9.	MISCELLANEOUS

9.1       Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, U.S.A., without regard to such state’s conflict of laws principles.

9.2       Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and be valid for three (3) years after the Closing.

9.3       Amendments. Any term of this Agreement may be amended only with the written consent of all the parties hereto.

9.4       Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of this Agreement.

9.5       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.6       Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the parties’ intent in entering into this Agreement.

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9.7       Confidentiality. The Parties acknowledge that the existence and terms of this Agreement, along with any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement, are considered confidential information. Each Party shall maintain confidentiality of all such confidential information and, without obtaining the express written consent of the other Party, it shall not disclose any relevant confidential information to any third parties except for the information that: (a) is in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed pursuant to the applicable laws or regulations, the rules of any stock exchange or electronic trading platform, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsel or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsel or financial advisors shall be bound by the same confidentiality obligations set forth in this Section. Disclosure of any confidential information by staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive indefinitely, regardless of whether the Agreement itself is terminated.

9.8       Further Assurances. Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.9       Dispute Resolution.

(a) Negotiation Among Parties. The parties agree to negotiate in good faith to resolve any dispute that may arise regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, the Parties shall resolve such dispute in accordance with Section 9.9 (b) of this Agreement.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the China International Economic and Trade Arbitration Commission in Beijing in accordance with such Commission’s arbitration rules in effect at the time of applying for arbitration, and the language of arbitration shall be in English. The arbitration award shall be final and binding on the parties.

9.10     Termination. This Agreement may be terminated as follows: by mutual consent of the Holding Companies, the Company, the Domestic Enterprise, the Founders and the Subscriber as evidenced in writing signed by each party.

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[Signature Page of Share Purchase Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The Company:

Jakroo Inc.

By:	/s/ Weidong Du
Name:	Weidong Du
Title:	Director

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[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The Domestic Enterprise:

Rider Sportsfashion Limited

By:	/s/ Weidong Du
Name:	Weidong Du
Title:	Authorized Representative

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[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Founder:

Weidong Du

By:	/s/ Weidong Du

17/25

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Founder:

Wei Tan

By:	/s/ Wei Tan

18/25

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Founder:

Guichun Liu

By:	/s/ Guichun Liu

19/25

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Founder:

Wen Li

By:	/s/ Wen Li

20/25

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Founder:

Hao Wang

By:	/s/ Hao Wang

21/25

[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The Holding Company:

Kustellar LLC

By:	/s/ Weidong Du
Name:	Weidong Du
Title:	President

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[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The Holding Company:

Custom Apparel Limited

By:	/s/ Wen Li
Name:	Wen Li
Title:	Director

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[Signature Page of Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

London Financial Group Ltd.

By:	/s/ Gruz Gaspar Guendalyn
Name:	GRUZ GASPAR GUENDALYN
Title:	President

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SCHEDULE I

Capitalization Table Before the Closing

Shareholders		Shares of Common Stock		Percentage of Ownership
Holding Company	Shareholders of Holding Company	Holding Company	Shareholder of Holding Company	Holding Company	Shareholder of Holding Company
Kustellar LLC	Weidong Du	8,633,000	4,850,000	89%	50%
	Wei Tan		3,783,000		39%
Custom Apparel Limited	Guichun Liu	1,067,000	485,000	11%	5%
	Wen Li		291,000		3%
	Hao Wang		291,000		3%
Total		9,700,000		100%

Capitalization Table After the Closing

Shareholders		Shares of Common Stock		Percentage of Ownership
Holding Company	Shareholders of Holding Company	Holding Company	Shareholder of Holding Company	Holding Company	Shareholder of Holding Company
Kustellar LLC	Weidong Du	8,633,000	4,850,000	87.22%	49.00%
	Wei Tan		3,783,000		38.22%
Custom Apparel Limited	Guichun Liu	1,067,000	485,000	10.78%	4.90%
	Wen Li		291,000		2.94%
	Hao Wang		291,000		2.94%
London Financial Group Ltd.		197,960		2.00%
Total		9,897,960		100%

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